As filed with the Securities and Exchange Commission on March 17, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AECOM

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	61-1088522 (I.R.S. Employer Identification No.)

1999 Avenue of the Stars, Suite 2600 Los Angeles, California 90067 (Address of principal executive offices, including Zip Code)

2020 Stock Incentive Plan
(Full title of the plan)

Michael S. Burke

Chairman and Chief Executive Officer

AECOM

1999 Avenue of the Stars, Suite 2600
Los Angeles, California 90067

(213) 593-8000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.01 par value per share (“Common Stock”)	12,000,000	$27.115	$325,380,000	$42,234.32

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock that become issuable under the AECOM 2020 Stock Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which would result in an increase in the number of outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on the New York Stock Exchange, on March 16, 2020 (a date within 5 business day before filing).

INTRODUCTION

This Registration Statement on Form S-8 is filed by AECOM (the “Company” or the “Registrant”), relating to 12,000,000 shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), which may be issued pursuant to awards under the AECOM 2020 Stock Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement and made a part hereof:

(1)	AECOM’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed on November 13, 2019;

(2)	AECOM’s Quarterly Report on Form 10-Q for the period ended December 31, 2019, filed on February 5, 2020;

(3)	AECOM’s Current Reports on Form 8-K filed on November 22, 2019, November 27, 2019, November 29, 2019, February 3, 2020, March 12, 2020; and

(4)	The description of the Common Stock contained in AECOM’s Registration Statement on Form S-1 filed with the Commission on March 8, 2007, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Notwithstanding the foregoing, unless specifically stated to the contrary in such filing, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise be included in or deemed to be a part of, this Registration Statement.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Article SIXTH of the AECOM Amended and Restated Certificate of Incorporation, as amended, provides that to the full extent permitted by Section 102(b)(7) of the DGCL the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director shall be eliminated; provided, however, that such personal liability shall not be eliminated thereby (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when this provision shall have become effective. Elimination of such personal liability is not intended to eliminate or narrow any protection otherwise applicable to directors.

Article V of AECOM’s Amended and Restated Bylaws provides that AECOM shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

AECOM maintains directors and officer’s liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
4.1	Amended and Restated Certificate of Incorporation of AECOM Technology Corporation	10-K	11/21/2011	3.1

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of AECOM Technology Corporation	S-4	8/1/2014	3.2

4.3	Certificate of Correction of Amended and Restated Certificate of Incorporation of AECOM Technology Corporation	10-K	11/17/2014	3.3

4.4	Certificate of Amendment to the Company’s Certificate of Incorporation	8-K	1/9/2015	3.1

4.5	Certificate of Amendment to the Company’s Certificate of Incorporation	8-K	3/3/2017	3.1

4.6	Amended and Restated Bylaws of AECOM.	8-K	11/15/2018	3.2

5.1	Opinion of Gibson, Dunn & Crutcher LLP				X

23.1	Consent of Independent Registered Public Accounting Firm				X

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)				X

24.1	Power of Attorney (included on the signature page to this registration statement)				X

99.1	AECOM 2020 Stock Incentive Plan	DEF 14A	1/23/2020	Annex A

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 17, 2020.

AECOM

By:	/s/ W. Troy Rudd
W. Troy Rudd
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of David Gan and Gaurav Kapoor, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 of AECOM, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael S. Burke	Chairman and Chief Executive Officer	March 17, 2020
Michael S. Burke	(Principal Executive Officer)

/s/ W. Troy Rudd	Executive Vice President and Chief Financial Officer	March 17, 2020
W. Troy Rudd	(Principal Financial Officer)

/s/ Gaurav Kapoor	Senior Vice President, Global Controller	March 17, 2020
Gaurav Kapoor	(Principal Accounting Officer)

/s/ Robert G. Card	Director	March 17, 2020
Robert G. Card

/s/ Peter A. Feld	Director	March 17, 2020
Peter A. Feld

/s/ Jacqueline C. Hinman	Director	March 17, 2020
Jacqueline C. Hinman

/s/ Steven A. Kandarian	Director	March 17, 2020
Steven A. Kandarian

/s/ Robert J. Routs	Director	March 17, 2020
Robert J. Routs

/s/ Clarence T. Schmitz	Director	March 17, 2020
Clarence T. Schmitz

/s/ Douglas W. Stotlar	Director	March 17, 2020
Douglas W. Stotlar

/s/ Daniel R. Tishman	Director	March 17, 2020
Daniel R. Tishman

/s/ Gen. Janet C. Wolfenbarger	Director	March 17, 2020
Gen. Janet C. Wolfenbarger, USAF Ret.